Exhibit 10.1

October 31, 2011

ViaSat, Inc.

6155 El Camino Real

Carlsbad, California 92009

Attention: Paul Castor, Esq.

Re:	Eighth Amendment to Fourth Amended and Restated Revolving Loan Agreement (this “Amendment”)

Gentlemen:

We refer to that certain Fourth Amended and Restated Revolving Loan Agreement dated as of July 1, 2009 among ViaSat, Inc., a Delaware corporation (the “Borrower”), each lender from time to time party thereto, Union Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, JPMorgan Chase Bank, N.A., Compass Bank and Wells Fargo Bank, National Association, as Co-Documentation Agents, Credit Suisse AG, Cayman Islands Branch and Bank of the West, as Co-Agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Union Bank, N.A., as Joint Lead Arrangers and Joint Book Runners, and Union Bank, N.A., as Collateral Agent (as amended, modified or supplemented from time to time, the “Credit Agreement”). Capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement.

The Borrower has requested, and the Requisite Lenders have agreed, effective as of September 30, 2011, to amend the Credit Agreement in certain respects in accordance with the terms of this Amendment. Accordingly, the Credit Agreement is amended so that the definition of “EBITDA” is amended and restated in its entirety to read as follows:

“EBITDA” means the sum of (a) Net Income plus (b) to the extent deducted in determining Net Income, (i) Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) non-cash losses as a result of the disposition of customer premises equipment, (vi) any extraordinary non-cash or nonrecurring non-cash charges or losses, (vii) any non-cash charges arising from compensation expense as a result of the adoption of Financial Accounting Standards Board Statement 123 (Revised 2004), “Share-Based Payment”, which requires certain stock-based compensation to be recorded as expense within the Borrower’s consolidated statement of operations, (viii) non-recurring expenses for professional services, regulatory clearances and filings, transfer fees, severance payments and other similar closing costs (to the extent such expenses are not capitalized by the Borrower) incurred in connection with Permitted Acquisitions and reasonably approved by the Administrative Agent and (ix) with respect to the operating costs related to the ViaSat-1 Project, (A) up to $300,000 incurred during Borrower’s Fiscal Quarter ended April 1, 2011, (B) up to $5,650,000 incurred during Borrower’s Fiscal Quarter ended July 1, 2011, (C) up to $5,650,000 incurred during Borrower’s Fiscal Quarter ended September 30, 2011 and (D) up to $7,500,000 incurred during Borrower’s Fiscal Quarter ended December 30, 2011; minus (c) to the extent included in Net Income, (i) non-cash gains as a result of the disposition of customer premises equipment, (ii) any extraordinary non-cash or nonrecurring non-cash gains, (iii) the amount of any subsequent cash payments in respect of any non-cash charges described in the preceding clause (b)(vii), and (iv) Interest income; all calculated for the Borrower and its Subsidiaries on a consolidated basis.

The governing law and venue provisions of Section 11.17 of the Credit Agreement are incorporated herein by this reference mutatis mutandis. This letter amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart hereof by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart. Except as amended hereby, all of the provisions of the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect except that each reference to the “Agreement”, or words of like import in any Loan Document, shall mean and be a reference to the Credit Agreement as amended hereby. This letter amendment shall be deemed a “Loan Document” as defined in the Credit Agreement.

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If you are in agreement with the foregoing, please execute this letter in the space provided below.

Very truly yours,

VIASAT, INC.

By:	/s/ Ronald G. Wangerin
Name:	Ronald G. Wangerin
Title:	Chief Financial Officer

UNION BANK, N.A., as Administrative Agent

By:	/s/ Mark Adelman
Name:	Mark Adelman
Title:	Vice President

UNION BANK, N.A., as Collateral Agent

By:	/s/ Mark Adelman
Name:	Mark Adelman
Title:	Vice President

UNION BANK, N.A., as a Lender and Swing Line Lender

By:	/s/ Mark Adelman
Name:	Mark Adelman
Title:	Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Christopher D. Pannacciulli
Name:	Christopher D. Pannacciulli
Title:	Senior Vice President

BANK OF THE WEST, as a Lender

By:	/s/ Jason Antrim
Name:	Jason Antrim
Title:	Vice President

CALIFORNIA BANK & TRUST, as a Lender

By:	/s/ Steve DeLong
Name:	Steve DeLong
Title:	Senior Vice President, Manager

COMERICA BANK, as a Lender

By:	/s/ Don Carruth
Name:	Don Carruth
Title:	Vice President

COMPASS BANK, as a Lender

By:	/s/ Erik Velastegui
Name:	Erik Velastegui
Title:	Senior Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Mikhail Faybusovich
Name:	Mikhail Faybusovich
Title:	Director

By:	/s/ Vipul Dhadda
Name:	Vipul Dhadda
Title:	Associate

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Anna C. Araya
Name:	Anna C. Araya
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kimberly J. Striegl
Name:	Kimberly J. Striegl
Title:	Senior Vice President

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